UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 8-K

                                   CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report (Date of earliest event reported):
                                   May 12, 2005




                                 CENTRAL FREIGHT LINES, INC.
                        (Exact name of registrant as specified in its charter)



      Nevada                          000-50485              74-2914331
 State or other jurisdiction         (Commission            (IRS Employer
   of incorporation)                 File Number)           Identification No.)


                     5601 West Waco Drive, Waco, TX                   76710
                (Address of principal executive offices)              Zip Code)


                               (254) 772-2120
            (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.


On May 12, 2005, Central Freight Lines, Inc. (the "Company") issued a press release announcing the financial results of the Company for the three months ended April 2, 2005. A copy of the press release is attached to this report as
Exhibit 99.1.



Item 7.01         Regulation FD Disclosure.



See Item 2.02 above, and the press release attached to this report as Exhibit 99.1.

The information contained in this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The   information   in  this   report  and  the   exhibit   hereto  may  contain
"forward-looking statements" that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and otherwise may be protected. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for information concerning risks, uncertainties and other factors that may affect future results.


Item 9.01         Financial Statements and Exhibits.


      (c)Exhibits:



         EXHIBIT

         NUMBER                         EXHIBIT DESCRIPTION


         99.1                   Press release dated May 12, 2005.

                                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CENTRAL FREIGHT LINES, INC.


Date:   May 12, 2005                                 By: /s/ Jeff Hale

                                                     Jeff Hale
                                                     Senior Vice President and
                                                     Chief Financial Officer

                                                             EXHIBIT INDEX

EXHIBIT

     NUMBER                                 EXHIBIT DESCRIPTION


    99.1                                    Press release dated May 12, 2005.

                       CENTRAL FREIGHT LINES, INC. REPORTS
                              FIRST QUARTER RESULTS
                          AND PENDING FINANCING PACKAGE


Waco, TX (PR Newswire) - May 12, 2005 - Central Freight Lines, Inc. (Nasdaq/NMS:
CENF) announced today its financial and operating results for the quarter ended April 2, 2005.

Overview

Central's President and Chief Executive Officer, Bob Fasso, commented on the Company's results, "We have three positive announcements today. First, we achieved a 240 basis point improvement in our operating ratio versus the fourth quarter of 2004, an achievement that is notable given the seasonal freight slowdown that affects our industry during the first quarter.

"Second, we have significantly improved our liquidity prospects by agreeing in principle to transactions involving an estimated $15.0 million to $16.0 million in real estate proceeds and financing that we expect to have funded within the next 60 days. We have $79.4 million in stockholders' equity. Together with our available credit, the transactions listed above and an additional $6.0 million of assets held for sale, we expect to have the financial resources and liquidity to execute our plan and provide customers and employees with sufficient stability.

"Third, our April results indicate further sequential improvement with LTL tons handled per day up 8.3% over the first quarter. In addition, our major service indicators such as bills per hour and on-time and damage free delivery continue to hold at levels that are among the best the Company has achieved in the past seven years.

"With momentum from these accomplishments, our goal for the second quarter is to lower the operating ratio from the first quarter of 2005 by 200 to 350 basis points, making the expected progress from the third quarter of 2004, 610 to 760 basis points."

First Quarter Financial Results

For the first quarter of 2005, Central's operating revenue was $89.3 million on 65 working days, compared to operating revenue of $97.0 million on 66 working days for the first quarter of 2004. Revenue per working day decreased 6.5% and total tons hauled per working day decreased 7.4% for the first quarter of 2005 compared to the same period in 2004. LTL revenue per hundredweight increased 0.5% from $11.45 in the 2004 quarter to $11.51 in the 2005 quarter, due to an increase in fuel surcharge revenue. Excluding fuel surcharge revenue, LTL revenue per hundredweight was down 5.0% in the 2005 quarter compared to the 2004 quarter, partially due to a 4.5% increase in average weight per LTL shipment.

A net loss of $8.3 million, or $0.45 per diluted share, was realized in the first quarter of 2005. The $8.3 million pretax net loss in the first quarter of 2005 generated a tax benefit of $3.2 million, or $0.17 per diluted share, which was offset by the increase in the valuation allowance for deferred tax assets. This resulted in no tax benefit being recorded in the first quarter of 2005. The pretax net loss in the first quarter of 2004 was $1.8 million.

Sequential Improvement Continues

LTL tons handled per working day increased 2.3% from the fourth quarter of 2004 to the first quarter of 2005 while wages and purchased transportation declined by 0.2% and 2.0% per working day. Meanwhile, cargo claims expenses dropped over 33% per day due to the improved processes and procedures we implemented during the second half of 2004. We also realized benefits from the investment in our fleet during 2004 as repair and maintenance expense declined, and our Sarbanes-Oxley related expenses decreased significantly. In the first quarter of 2005 the Company reserved $1 million (our maximum deductible) for a January 2005 injury to one of our employees. Despite this accident, the average number of injuries reported per 200,000 hours worked in the first quarter of 2005, was 27% lower than the average for 2004.

"Service continues to remain strong, providing Central's customers with service levels that we believe are competitive with any LTL carrier in our regions. Effective May 2, 2005, we implemented a 6.0% general rate increase for customers on our non-contract rate base."

Balance Sheet and Liquidity

At April 2, 2005, the Company had $79.4 million in stockholders' equity and $68.6 million of total debt and capital leases, including current maturities. The debt and capital leases include $13.4 million of borrowing under the Bank of America credit facility that matures in the first quarter of 2009. Notwithstanding the maturity date, borrowings under the facility are categorized as short-term debt to be consistent with the evolving interpretations of Emerging Issues Task Force 95-22 Balance Sheet Classifications, Borrowings Outstanding Under Revolving Credit Agreements that include both a Subjective Acceleration Clause and a Lock-Box Arrangement ("EITF 95-22"). Based on the current interpretations of EITF 95-22, we understand that most revolving credit agreements with a required lock-box arrangement are required to be classified as current liabilities.

At April 2, 2005, the Company had approximately $18.8 million of borrowing availability under the Bank of America facility, reduced by a $5.0 million minimum availability restriction. Based on an amendment in May 2005 to the Company's credit facility, the Company has no financial covenants through August 15, 2005. In lieu of financial covenants, the $5.0 million availability restriction remains in place. After August 15, 2005, the $5.0 million restriction is eliminated and no financial covenants exist as long as excess availability on the line remains above $15.0 million. If excess availability drops below $15.0 million, the Company is required to maintain minimum EBITDA (earnings before interest, income taxes, depreciation and amortization) levels. Please see the Company's Quarterly Report on Form 10-Q for a more detailed description of the amended credit facility and EITF 95-22.

In May 2005 the Company contracted to sell approximately 14 excess acres in Phoenix for $1.3 million and expects to recognize a gain on the sale. In addition, the Company entered into agreements in principle covering an estimated $14.0 million to $15.0 million in sale-leaseback and mortgage financing transactions on five terminal properties. The Company signed a letter of intent concerning a sale-leaseback on one of its terminals and is negotiating the definitive agreements concerning the transaction. It is expected that the transaction will generate approximately $6.0 million in net proceeds and the Company will sign a ten-year lease with a ten-year option. The Company also signed a commitment letter concerning mortgage financing on four other terminal properties that is expected to generate approximately $9.0 million in net proceeds. Both transactions are subject to customary closing conditions. The transactions are expected to close within 45 to 60 days.

In addition to the liquidity expected from financing, at April 2, 2005, Central had approximately $6.0 million in assets held for sale that may be disposed of in 2005. In the quarter ended April 2, 2005, the Company had net capital expenditures of $0.6 million. Gross capital expenditures for the remainder of 2005 are expected to be $3.0 million to $9.0 million. Included in this range is roughly $6.0 million for replacing revenue equipment. If the decision is made to purchase the $6.0 million in replacement equipment, the Company expects to obtain financing independent from the Bank of America credit facility. Our goal is to achieve positive EBITDA levels (earnings before interest, income taxes, depreciation and amortization) in the third and fourth quarters of 2005.

Central Freight Lines, Inc. is a non-union less-than-truckload carrier specializing in regional overnight and second day markets. One of the 10 largest regional LTL carriers in the nation, Central provides regional, interregional, and expedited services, as well as value-added supply chain management, throughout the Midwest, Southwest, West Coast and Pacific Northwest. Utilizing marketing alliances, Central provides service solutions to the Great Lakes, Northeast, Southeast, Mexico and Canada.

This press release contains forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Statements that constitute forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," "plans," "intends," or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. With respect to statements regarding the Company's goals for the second quarter of 2005, those goals are based upon the Company's expectation of a freight environment similar to the current environment; the Company's continuing ability to add quality customers and freight without any significant losses; and the Company's ability to raise its revenue yields by market increase levels. The Company's goals also are based upon expectations that it will continue to execute its operating plan and will not suffer any material management, employee relations, customer or other disruptions; that the Company is able to complete the planned real estate financing at the indicated values and maintains adequate liquidity; and that the Company does not suffer any material uninsured losses. These expectations are subject to risks, including but not limited to the risk that the conditions to closing the real estate financing do not occur; the risk that the properties are appraised for lower values than we anticipate; the risk that customers will resist the Company's general rate increase; the risk of loss of customer freight based on rate increases, contract non-renewal, or other factors; the risk that uninsured losses will exceed expectations; and the risk that the Company fails to continue to obtain efficiencies to allow margin improvements in excess of revenue growth. With respect to the Company's business generally, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that revenue growth may be delayed or not occur at all; the risk that improvements in revenue yield and tonnage growth may be delayed or not occur at all; the risk that service, safety, and productivity measures will be further delayed or will not be successfully implemented throughout our operations; the risk that our cost-cutting measures may have unintended and unforeseen consequences that adversely affect our business; the risk that geographic expansion has produced or may produce freight imbalances, customer service issues, operational issues, or other consequences that we cannot manage successfully on a timely basis or at all; the risk that our insurance and claims costs will continue to exceed our expectations and will not return to acceptable levels on a timely basis or at all; the risk that we will be unable to obtain the financing we are seeking or that it will not be available on acceptable terms; the risk that operating losses and negative cash flows will continue and will have a material and adverse result including but no limited to the termination of our line of credit; and the risks detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including forms 8-K, 10-Q, 10-K, and our registration statement on Form S-1.

Corporate Contact:
Jeff Hale, Chief Financial Officer
(480) 361-5295
jhale@centralfreight.com



                             CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                      (Unaudited, dollars in thousands, except per share data)

                                                                                           Three months ended
                                                                                      April 2,             April 3,
                                                                                         2005                 2004
                                                                                         ----                 ----

Working Days                                                                               65                   66
                                                                                           --                   --

Operating revenues                                                              $      89,322         $     97,038
                                                                                -------------         ------------

Operating expenses:
  Salaries, wages and benefits                                                         50,964               55,656

  Purchased transportation                                                              8,818               11,305

  Purchased transportation - related parties                                            3,471                2,277

  Operating and general supplies and expenses                                          20,605               18,580

  Operating and general supplies and expenses - related parties                           162                   95

  Insurance and claims                                                                  5,025                3,744

  Building and equipment rentals                                                        1,019                  929

  Building and equipment rentals - related parties                                        449                  520

  Deprecation and amortization                                                          4,877                3,919
                                                                                -------------         ------------

      Total operating expenses                                                         95,390               97,025
                                                                                -------------         ------------

  (Loss) income from operations                                                       (6,068)                   13

 Other expense:
  Interest expense                                                                      (615)                 (205)

  Interest expense - related parties                                                  (1,581)               (1,605)
                                                                                -------------         -------------

      Loss before income taxes                                                        (8,264)               (1,797)

 Income taxes:
  Income tax benefit                                                                         -                  668
                                                                                --------------        --------------
      Net loss                                                                  $      (8,264)       $       (1,129)
                                                                                ===============       ==============

  Net loss per share:

    Basic                                                                                (0.45)           (0.06)

    Diluted                                                                              (0.45)           (0.06)


Weighted average outstanding shares (in thousands):
  Basic                                                                                  18,192           17,714
  Diluted                                                                                18,192           17,714



                                  CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                                      April 2, 2005 and December 31, 2004
                                         (Dollars in thousands)

                                                                                                   2005            2004
                                                 Assets                                         (Unaudited)
                                                                                         -----------------------------------
    Cash and cash equivalents                                                               $      1,202     $     2,144

    Restricted cash                                                                                  ---          20,825
    Accounts receivable, net                                                                      53,042          51,582
    Other current assets                                                                          11,337           8,655
    Deferred income taxes                                                                          8,959           6,689
                                                                                         -----------------------------------
                    Total current assets                                                          74,540          89,895
    Property and equipment, net                                                                  131,198         135,274
    Goodwill                                                                                       4,324           4,324
    Other assets                                                                                   8,994           7,761
                                                                                         -----------------------------------
                    Total assets                                                             $   219,056     $   237,254
                                                                                         ===================================

                                  Liabilities and stockholders' equity
    Current maturities of long-term debt                                                    $     10,538    $     10,958
    Short-term notes payable                                                                      14,337          28,108
    Trade accounts payable                                                                        18,463          23,835
    Payables for related party transportation services                                             1,537             988
    Accrued expenses                                                                              29,799          23,050
                                                                                         -----------------------------------
                    Total current liabilities                                                     74,674          86,939
    Long-term debt, excluding current maturities                                                  20,869          21,884
    Related party financing                                                                       22,852          22,852
    Deferred income taxes                                                                         10,645           8,375
    Claims and insurance accruals                                                                 10,644           9,646
                                                                                         -----------------------------------
                    Total liabilities                                                            139,684         149,696
                                                                                         -----------------------------------


    Stockholders' equity:
                    Total stockholders' equity                                                    79,372          87,558


                                                                                       -------------------------------------
                    Total liabilities and stockholders' equity                               $   219,056     $   237,254
                                                                                       =====================================



                                 CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                                               OPERATING STATISTICS
                            (Amounts in thousands except where indicated by *)


                                                                                        Three months ended
                                                                                       April 2,       April 3,
                                                                                        2005           2004        % Change
                                                                                        ----           ----        ---------

Operating Ratio                                                                        106.8%        100.0%


Working days*                                                                             65             66           -1.5%

LTL bills                                                                             793.09         912.24          -13.1%

Total bills                                                                           802.20         920.98          -12.9%

LTL tons                                                                              365.03         401.97           -9.2%

Total tons                                                                            439.93         482.24           -8.8%

LTL revenue per hundredweight*                                                         11.51          11.45            0.5%

LTL weight per bill (in pounds)*                                                         921            881            4.5%

Average length of haul (in miles)*                                                       490            466            5.1%

Fuel surcharge as a % of total revenue*                                                 8.3%          3.0%

